UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2012, Ecolab Inc. (“Ecolab”) gave notice pursuant to Section 2.08 of the 364-Day Credit Agreement, dated as of September 8, 2011 (the “Credit Agreement”), by and among Ecolab, the lenders party thereto, Bank of America, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-syndication agents, that Ecolab has elected to reduce the aggregate amount of the commitments under the Credit Agreement from $2,000,000,000 to $1,000,000,000.  The maximum amount of commercial paper that may be issued under Ecolab’s U.S. commercial paper program will be correspondingly reduced from $3.5 billion to $2.5 billion. The reduction of the commitments under the Credit Agreement and the reduction of the size of the U.S. commercial paper program become effective as of April 13, 2012.  In all other respects, the Credit Agreement and the U.S. commercial paper program remain unmodified and in full force and effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: April 13, 2012	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary